                                                                     EXHIBIT 5




                                                  October ___, 1998




Consumers Energy Company
212 West Michigan Avenue
Jackson, Michigan 49201

Ladies and Gentlemen:

         I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation, and have acted as special counsel to Consumers Energy Company ("Consumers") in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by Consumers with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $150 million of __% Senior Secured Insured Quarterly Notes due October 1, 2028 (the "Notes") to be issued under the Indenture dated as of February 1, 1998 between Consumers and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented (collectively, the "Indenture"). Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

         In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

         Based on the foregoing it is my opinion that:

1. Consumers is duly incorporated and validly existing under the laws of the State of Michigan.

2. Consumers has the corporate power and authority to authorize and deliver the Notes pursuant to the Indenture.

3. The Notes will be legally issued and binding obligations of Consumers (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, and the Indenture shall have been qualified under the Trust Indenture Act; (ii) an appropriate prospectus with respect to the Notes shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) Consumers' Board of Directors or a special committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Notes; and (iv) the Notes shall be duly authenticated by the Trustee and the Notes shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

         For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to Consumers and that such laws will be the only laws applicable to Consumers.

         I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Notes.

         I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to Consumers's Registration Statement relating to the Notes and to all references to me included in or made apart of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Michael D. Van Hemert